                                                                      EX-99.e.1.

                             UNDERWRITING AGREEMENT
                                     BETWEEN
                                 ABERDEEN FUNDS
                                       AND
                         ABERDEEN FUND DISTRIBUTORS, LLC

     AGREEMENT,  made as of the [___] day of [________],  [____], by and between
Aberdeen  Funds (the "Trust"),  a Delaware  statutory  trust,  and Aberdeen Fund
Distributors, LLC, a Delaware limited liability company, (the "Underwriter").

                              W I T N E S S E T H:

     WHEREAS,  the  Trust is  engaged  in  business  as an  open-end  management investment company, as defined in the Investment Company Act of 1940, as amended
(the  "1940  Act"),  and is so  registered  with  the  Securities  and  Exchange
Commission (the "SEC") under the provisions of that Act; and

     WHEREAS, it is mutually desired that the Underwriter  undertake as agent of the  Trust,  the sale  and  distribution  of  shares  of each of the  investment portfolios of the Trust which are listed on Schedule A to this Agreement (each a
"Fund");

     NOW,  THEREFORE,  intending to be legally bound  hereunder,  the parties do mutually agree and promise as follows:

     1.  Appointment as  Underwriter.  The Trust hereby appoints the Underwriter its agent for the sale of the shares covered by the  registration  statement for the Trust. As used in this Agreement,  the "registration  statement" shall refer to the  Trust's  current  registration  on  Form  N-1A  and  shall  include  the prospectus  (Part A), Statement of Additional  Information  (Part B) and Part C,
and together the current  prospectus  and  Statement of  Additional  Information shall be referred to as the "Prospectus." The Trust understands that Underwriter may in the  future  be the  distributor  of the  shares  of  several  investment
companies  or  series  (together,   "Companies")   including   Companies  having
investment  objectives  similar to those of the  Trust.  The Trust  agrees  that
Underwriter's  duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph.

     2.  Duties  of  Underwriter.

          (a) The Underwriter hereby accepts such appointment as distributor for the sale of the  shares  and  agrees  that it will use its best  efforts to solicit  orders  for  the  sale  of the  shares  and  will  undertake  such advertising and promotion as it believes reasonable in connection with such
     solicitation.   The  Underwriter   shall,  at  its  own  expense,   finance
     appropriate  activities which are primarily  intended to result in the sale of the shares, including, but not limited to, advertising,  compensation of underwriters,  dealers and sales  personnel,  the  printing  and mailing of prospectuses  to other than  current  shareholders,  and the  printing  and mailing of sales literature.

          (b) In its  capacity  as  Underwriter,  Underwriter  agrees  to act in conformity with the Prospectus and the Trust's Agreement and Declaration of
     Trust  (the  "Declaration  of  Trust")  and  Bylaws  and with  instructions received  from the  Trustees  of the Trust and shall  conform to and comply with  all  applicable  laws,  rules  and  regulations,  including,  without limitation,  the 1940 Act, all rules and regulations promulgated by the SEC thereunder  and  all  rules  and  regulations  adopted  by  any  securities association  registered  under  the  Securities  Exchange  Act of 1934,  as amended.

          (c) The  Underwriter  may, and when requested by the Trustees or their representatives shall, suspend its efforts to effectuate sales of shares on behalf of the Trust at any time when in the opinion of the  Underwriter  or of the Trustees no sales should be made because of market or other economic considerations  or abnormal  circumstances  of any kind.  The Trust and its
     Trustees  may  withdraw the offering of the shares (i) at any time with the consent of the  Underwriter,  or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Underwriter does not undertake to sell all or any specific portion of the shares.

          (d) The  Underwriter  agrees on behalf  of itself  and its  directors,
     officers  and  employees  to  treat   confidentially   and  as  proprietary
     information of the Trust all records and other information  relative to the
     Trust and its prior, present or potential shareholders, and not to use such records and  information  for any  purpose  other than  performance  of its responsibilities  and duties hereunder,  except when requested by the Trust
     or  when  requested  to  divulge  such   information  by  duly  constituted
     authorities,  after prior  notification  to and  approval in writing by the
     Trust.  Such  approval  shall not be  unreasonably  withheld and may not be withheld where the Underwriter may be exposed to civil or criminal contempt proceedings for failure to comply.

     3. Sale and Payment of Shares.

          (a) The  Underwriter  shall have the right to  purchase  shares of the
     Funds at the net asset  value in effect  at the time that  orders  for such shares are received by the Trust or its  authorized  agent and to sell such shares at the applicable  public  offering  price through  dealers or other persons.  The public offering price for the shares of each Fund shall equal to the sum of (a) the net asset value per share next computed for a Fund by the  Trust and (b) any  applicable  sales  charge,  all as set forth in the current Prospectus for the Fund. The net asset value of the shares shall be determined in accordance with the provisions of the Trust's  Declaration of
     Trust  and the  Prospectus.  The  Trust  shall  allow  the  Underwriter  as compensation for its services the particular sales charge applicable to the shares sold. The Underwriter may fix the portion of the distribution charge to be allowed to dealers and others.

          (b) The  Underwriter  agrees  that  it will  deliver  or  cause  to be delivered  to the Trust or to its  authorized  agent,  as the  Trustees may direct, an amount equal to the net asset value of shares for which purchase orders  have been placed with and  accepted  by the  Underwriter  and shall forward to the Trust or its authorized  agent,  as the Trustees may direct, all orders for the purchase of shares with reasonable  promptness after the receipt and acceptance thereof by the Underwriter;  provided, however, that the  Underwriter  shall  have the sole right to accept or reject all orders for the  purchase of shares and will return  promptly  any  rejected  order together with the consideration which accompanied it.

     4. Issuance of Shares.  The Trust reserves the right to issue,  transfer or sell shares,  which are otherwise  subject to a sales charge, at net asset value
(a) in connection with the merger or  consolidation  of the Trust or the Fund(s)
with any other investment company or the acquisition by the Trust or the Fund(s)
of all or  substantially  all of the assets or of the outstanding  shares of any other  investment  company;  (b)  in  connection  with a pro  rata  distribution directly  to the  holders of shares in the nature of a stock  dividend or split;
(c) upon the exercise of subscription rights granted to the holders of shares on a pro rata basis;  (d) in connection with the issuance of shares pursuant to any exchange and reinvestment  privileges described in the Prospectus of a Fund; (e)
in a sale to the Trustees,  employees, officers and directors of or salespersons employed by the  Underwriter  and to officers,  directors  and  employees of any investment  adviser of the  Trust;  and (f)  otherwise  in  accordance  with the
Prospectus of a Fund.

     5. The Trust agrees as follows:

          (1)  to use  its  best  efforts  to  maintain  its  registration  as a diversified open-end management investment company under the 1940
               Act, and to comply with all of the  provisions of that Act and of the rules and regulations thereunder;
          (2)  to  register  its shares  under the  Securities  Act of 1933,  as amended  (the  "Securities  Act") and to use its best  efforts to maintain such registration;
          (3)  to  prepare  and  file  such   amendments  to  the   registration
               statements and Prospectus and other  statements or reports as may be necessary to comply with the Securities Act, the 1940 Act, and the rules and regulations of the SEC;
          (4)  to  furnish  the   Underwriter   with  a  sufficient   number  of
               Prospectuses to meet the  Underwriter's  requirements  for use in connection with sales of shares,  and that the  Underwriter  will not be required to use any  prospectuses of the Trust which shall not be in  form  and  content  satisfactory  to  counsel  for the
               Underwriter; and
          (5)  at the request of the  Underwriter,  to take such steps as may be necessary and feasible to qualify  shares for sale in each state, territory or dependency  of the United States of America,  in the
               District of Columbia and in foreign countries, in accordance with the laws thereof,  and to renew or extend any such qualification;
               provided,  however,  that the  Trust  shall  not be  required  to qualify shares or to maintain the  qualification of shares in any state,  territory,  dependency,  district  or country  where they shall deem such qualification disadvantageous to the Trust.

     6. The Underwriter agrees as follows:

          (1)  that the  Underwriter and its officers or directors will purchase and keep shares only for investment purposes;
          (2)  that it will not purchase shares from the shareholders  except as agent for the Trust;
          (3)  that upon the request of the Trust or its  representative it will furnish to the Trust or such  representative  any  information in its  possession  which is  pertinent  to the  preparation  of any
               Registration  Statement,  Prospectus or amendment thereto, or any report required by law or regulation; and
          (4)  that neither the Underwriter  nor any other person  authorized by it to solicit  purchases of shares shall give any  information or make any  representations,  other  than  those  contained  in the
               Registration Statement or Prospectus or in any supplemental sales literature authorized by the Trust for use in connection with the sale of shares.

     7.  Fees  and  Expenses.  The  Trust  may  pay a  distribution  fee  to the
Underwriter  determined  in accordance  with any  applicable  Distribution  Plan adopted  by the  Trustees  and if  required  by the 1940  Act,  approved  by the shareholders  pursuant to Rule 12b-1 under the 1940 Act. The Underwriter will be deemed to have  performed  all services  required to be performed in order to be entitled to receive  its  distribution  fee with  respect to shares of each Fund upon the settlement of each sale of its shares taken into account in determining such distribution fees.

     The Underwriter  shall pay expenses for (i) printing and  distributing  any prospectus and preparing, printing and distributing any other literature used by the  Underwriter  in connection  with the offering of the shares for sale to the public (except such expenses as may be incurred by the Trust in connection  with the preparation,  printing and  distribution of any Prospectus,  report or other communication to shareholders,  to the extent that such expenses are necessarily incurred to effect  compliance  by the Trust with any Federal or state law or to enable such distribution to  shareholders),  and (ii) expenses of advertising in connection  with such  offering.  The Trust will pay or cause to be paid (i) all fees and expenses  for the issue and  delivery of shares,  and (ii) all auditing expenses of the Trust.

     8.  Repurchase of Shares.  The Trustees  hereby appoint the Underwriter its agent to  repurchase  shares,  upon the  written  request  of the  shareholders, accompanied by the  certificate  or  certificates  representing  such shares (if certificates  for such shares have been issued by the Trust)  properly  endorsed for  transfer,  at the net  asset  value in  effect at the time when the sale is made.

     9. Indemnification.

          (a) The Trust agrees to  indemnify,  defend and hold the  Underwriter, its  directors,  officers  and  employees,  and any person who controls the
     Underwriter  within  the  meaning  of  Section  15 of  the  Securities  Act
     ("Underwriter  Affiliates")  free and harmless from and against any and all
     claims,   demands,   liabilities  and  expenses   (including  the  cost  of
     investigating  or defending  such claims,  demands or  liabilities  and any counsel fees incurred in connection  therewith)  which the  Underwriter and the  Underwriter  Affiliates  may incur under the  Securities  Act or under common law or otherwise, arising out of or based upon any untrue statement,
     or  alleged  untrue  statement,   of  a  material  fact  contained  in  any
     registration  statement or any  prospectus  or arising out of or based upon any omission,  or alleged omission, to state a material fact required to be stated in either any registration  statement or any prospectus or necessary to make the statements in either thereof not misleading. Provided, however, that the Trust's agreement to indemnify the Underwriter and the Underwriter
     Affiliates shall not be deemed to cover any claims, demands, liabilities or expenses  arising  out of any  information  or  representations  which were furnished in writing to the Trust by the Underwriter,  or arising out of or based upon any  omission or alleged  omission  to state a material  fact in connection  with the giving of such  information  required  to be stated in such answers or necessary to make the answers not  misleading;  and further provided  that the  Trust's  agreement  to  indemnify  Underwriter  and the
     Underwriter  Affiliates  shall not be deemed to cover any  liability to the
     Trust or its  shareholders  to which the  Underwriter  would  otherwise  be subject by reason of willful misfeasance,  bad faith or gross negligence in the performance of its duties,  or by reason of the  Underwriters  reckless disregard of its obligations and duties under this Agreement.

          (b) The  Underwriter  agrees to indemnify,  defend and hold the Trust, its several  officers  and  Trustees  and any person who controls the Trust within the meaning of Section 15 of the Securities Act ("Trust Affiliates")
     free and harmless from and against any and all claims, demands, liabilities and  expenses  (including  the costs of  investigating  or  defending  such claims,  demands or liabilities and any counsel fees incurred in connection therewith)  which the Trust and the Trust  Affiliates  may incur  under the
     Securities  Act or under  common law or  otherwise,  but only to the extent that  such  liability  or  expense  incurred  by the  Trust  or  the  Trust
     Affiliates resulting from such claims or demands,  shall arise out of or be based upon any untrue,  or alleged  untrue,  statement  of a material  fact contained in  information  furnished in writing by the  Underwriter  to the
     Trust  and used in the  answers  to any of the  items  of the  registration statement or in the Prospectus,  or shall arise out of or be based upon any omission,  or alleged omission, to state a material fact in connection with such  information  furnished  in  writing by the  Underwriter  to the Trust required to be stated in such answers or necessary to make such information not misleading.

     10. Term, Duration and Termination.  The term of this Agreement shall begin as of the date first written above (or, if a particular Fund is not in existence on that date, the date an amendment to Schedule A to this  Agreement  adding the new Fund is executed) and, unless sooner  terminated as provided  herein,  shall remain in effect for a period of two (2) years from that  date.  Thereafter,  if not  terminated,  this  Agreement  shall  continue  in effect  from year to year thereafter  provided such continuance shall be approved at least annually by (a)
a majority of the Trustees or by the affirmative vote or written approval of the holders  of a majority  of the  outstanding  shares  and (b) a  majority  of the
Trustees who are not parties to this  Agreement or  "Interested  Persons" of any such party, the term  "interested  person" having the meaning defined in Section
2(a)(19) of the 1940 Act. This Agreement is terminable  without penalty,  on not less than sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding  voting  securities of the Trust or by the
Underwriter.  This Agreement will also terminate  automatically  in the event of its assignment (as such term is defined in the 1940 Act).

     11.  Amendment.  This Agreement may not be amended or changed in any manner except by a written agreement executed by both the Trust and the Underwriter.

     12.  Jurisdiction.  This  Agreement  shall be governed by and in accordance with the substantive laws of the State of Delaware  without  reference to choice of law  principles  thereof and in accordance  with the 1940 Act. In case of any conflict, the 1940 Act shall control.

     13.  Aberdeen Funds and its Trustees.  The terms  "Aberdeen  Funds" and the
"Trustees of Aberdeen  Funds" refer  respectively  to the Trust  created and the
Trustees,  as trustees but not  individually or personally,  acting from time to time under a  Certificate  of Trust  dated as of  September  27,  2007 as may be amended from time to time,  and to which  reference is hereby made and a copy of which  is on file at the  office  of the  Secretary  of State  of  Delaware  and elsewhere as required by law, and to any and all amendments  thereto so filed or hereafter filed.

     14. Fund Obligations.  This Agreement is executed by the Trust with respect to each of the Funds and the  obligations  hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund  basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed as of the day and year first above written.

                                            ABERDEEN FUNDS

                                            By:
                                            Name: Vincent J. Esposito
                                            Title: President

                                            ABERDEEN FUND DISTRIBUTORS LLC

                                            By:
                                            Name:
                                            Title: SVP-COO

                                   Schedule A
                             Underwriting Agreement
                        between Aberdeen Mutual Funds and
                         Aberdeen Fund Distributors, LLC

                           Effective [______________]

Name of Fund
Aberdeen Select Equity Fund
Aberdeen Select Mid Cap Growth Fund
Aberdeen Select Small Cap Fund
Aberdeen Select Growth Fund
Aberdeen Select Worldwide Fund
Aberdeen China Opportunities Fund
Aberdeen Developing Markets Fund
Aberdeen International Equity Fund
Aberdeen Hedged Core Equity Fund
Aberdeen Market Neutral Fund
Aberdeen Equity Long-Short Fund
Aberdeen Global Financial Services Fund
Aberdeen Health Sciences Fund
Aberdeen Natural Resources Fund
Aberdeen Technology and Communications Fund
Aberdeen Global Utilities Fund
Aberdeen Optimal Allocations Fund: Growth
Aberdeen Optimal Allocations Fund: Moderate Growth
Aberdeen Optimal Allocations Fund: Moderate
Aberdeen Optimal Allocations Fund: Defensive
Aberdeen Optimal Allocations Fund: Specialty
Aberdeen Small Cap Fund
Aberdeen Small Cap Opportunities Fund
Aberdeen Small Cap Growth Fund
Aberdeen Small Cap Value Fund
Aberdeen Tax-Free Income Fund

                                            ABERDEEN FUNDS

                                            By:
                                            Name: Vincent J. Esposito
                                            Title: President

                                            ABERDEEN FUND DISTRIBUTORS LLC

                                            By:
                                            Name:
                                            Title: